SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) May 15, 1996

               AK STEEL HOLDING CORPORATION
     (Exact name of registrant as specified in its charter)


    DELAWARE            File No. 1-13696            31-1401455
(State or other     (Commission file number)      (IRS employer
jurisdiction of                                   identification
incorporation)                                        number)


 703 Curtis Street, Middletown, Ohio                45043
(Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code:(513)425-5000




                        Not Applicable
   (Former name or former address, if changed since last report)

Item 5.   Other Events

          At the Annual Meeting of Stockholders of AK Steel Holding Corporation (the "Company") held on May 15, 1996, the ten nominees listed in the Proxy Statement, dated April 8, 1996, were elected to serve as directors of the Company until the 1997 Annual Meeting of Stockholders and until their respective successors are elected and qualify. The elected directors are Allen Born, John A. Georges, Thomas C. Graham, Dr. Bonnie Guiton Hill, Robert H. Jenkins, Lawrence A. Leser, Robert E. Northam, Cyrus Tang, James A. Thomson, and Richard M. Wardrop, Jr. At such meeting, the shareholders also approved certain amendments to the Company's 1994 Stock Incentive Plan.

          Also at a Board of Directors meeting held May 15, 1996, the Company announced a dividend of $0.538125 per share on each outstanding preferred share of the Company's 7% Convertible Preferred Stock, Stock Appreciation Income Linked Securities payable on July 15, 1996 to shareholders of record on June 14, 1996, and the Company was authorized to repurchase from time to time up to $100 million of its outstanding equity securities. A press release dated May 15, 1996 announcing these actions is attached.


Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          (a)  Financial Statements of business acquired:

               Not applicable.

          (b)  Pro Forma financial information:

               Not applicable.

          (c)  Exhibit:

               (99)  Press Release, dated May 15, 1996.

                                Signatures



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                              AK STEEL HOLDING CORPORATION



                                   /s/_____________________________
                                 Randall F. Preheim
                                 Vice President, General Counsel
                                 and Secretary





Dated: May 15, 1996

                       AK STEEL HOLDING CORPORATION




                                 FORM 8-K

                              CURRENT REPORT

                               Exhibit Index



Exhibit No.    Description                             Page

   (99)        Press Release, dated May 15, 1996        5